Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Third Quarter and Year-to-Date 2021 Results

Continued Recovery and Strong Execution Drives 4% Higher Net Sales with
Organic Growth of 7% and Increased Profitability Year-Over-Year;
Company Reaffirms Full-Year Outlook

SUSSEX, WI, November 2, 2021 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the third quarter of 2021.

Recent Highlights

•Increased net sales by 4%, with 7% organic growth (excluding the divestiture of the Company’s third-party logistics business), from third quarter 2020 driven by higher print volumes, including print segment share gains from new clients, as well as a continued positive trend in Agency Solutions net sales.
•Increased net earnings from continuing operations by $12 million to $14 million during the third quarter of 2021 as compared to 2020.
•Achieved a 6% increase in Adjusted EBITDA to $64 million during the third quarter of 2021 as compared to 2020.
•Reduced net debt by $140 million or 15% over the past 12 months.
•Reaffirms full-year financial outlook for 2021 Net Sales, Adjusted EBITDA and Debt Leverage.
•Amends and extends $1 billion bank debt agreement to November 2026.

Joel Quadracci, Chairman, President & CEO of Quad, said: “Our third quarter results were strong with higher print volumes, including print segment share gains from new clients, as well as a continued positive trend in Agency Solutions, all of which contributed to year-over-year organic growth of 7% in net sales. Our integrated marketing offering continues to be a competitive differentiator and a key driver behind our company’s overall organic growth. We are proud that some of the world’s most recognizable brands have chosen to partner with us for strategic marketing solutions, reflecting the strength of our offering and ability to deliver more value through reduced complexity, increased efficiencies and enhanced marketing spend effectiveness across all media channels. We continue to build out and invest in the talent, technology, products and services that will further advance our value as a marketing solutions partner.”

Quadracci continued: “Right now, businesses everywhere around the globe are experiencing disruption from unprecedented supply chain issues and mounting inflationary pressures. At Quad, we are working thoughtfully and diligently to mitigate these impacts on our business while successfully maintaining the high-quality, responsive service on which our clients have come to depend. As always, we will remain nimble and adapt to changes and challenges while continuing our disciplined approach to managing all aspects of our business to enhance our financial strength and create shareholder value.”

Summary Results

Results for the three months ended September 30, 2021, include:

•Net Sales — Net sales were $706 million in the third quarter of 2021, up 4% from the same period in 2020. Excluding the divestiture of QuadExpress, a third-party logistics (3PL) business, organic net sales increased 7% from 2020. The net sales increase during the third quarter was due to a 10% increase in year-over-year print net sales and an 8% increase in year-over-year Agency Solutions net sales. Net sales increased in print and Agency Solutions primarily driven by net sales growth from existing clients as well as print segment share gains from new clients.

•Net Earnings From Continuing Operations — Net earnings from continuing operations were $14 million or $0.27 diluted earnings per share in the third quarter of 2021, an increase of $12 million compared to the third quarter of 2020. Net earnings increased due to higher profit from increased net sales, an $11 million gain from the sale and leaseback of the West Allis, Wis. production facility in the third quarter of 2021, and a $9 million net gain from property insurance claims, partially offset by the negative impact of cost inflation and $9 million of non-recurring temporary cost savings in 2020 primarily related to salary reductions and furloughs due to the COVID-19 pandemic.

•Adjusted EBITDA — Adjusted EBITDA was $64 million in the third quarter of 2021, as compared to $61 million in the same period in 2020, while Adjusted EBITDA margin improved to 9.1% in 2021 compared to 8.9% in 2020. The increase in Adjusted EBITDA and Adjusted EBITDA margin was driven by higher profit from increased net sales and a $9 million net gain from property insurance claims, partially offset by the negative impact of cost inflation and $9 million of temporary COVID-19 pandemic related cost savings in 2020.

Results for the nine months ended September 30, 2021, include:

•Net Sales — Net sales were $2.1 billion in the nine months ended September 30, 2021, up 1% from the same period in 2020. Excluding recent divestitures, organic net sales increased 2% compared to 2020. The net sales increase during the nine months ended September 30, 2021 was due to a 13% increase in year-over-year logistics net sales and a 9% increase in year-over-year Agency Solutions net sales, while print net sales were flat between years (which includes a 14% decrease in first quarter net sales due to year-over-year impacts from the COVID-19 pandemic). Over the past six months, after annualizing the first year of the COVID-19 pandemic’s impact on our business, organic net sales have increased 13% over 2020 primarily from net sales growth from existing clients and print segment share gains from new clients.

•Net Earnings (Loss) From Continuing Operations — Net earnings from continuing operations were $59 million or $1.12 diluted earnings per share in the nine months ended September 30, 2021, an increase of $80 million compared to the same period in 2020, which recorded a net loss of $21 million or $0.41 diluted loss per share from continuing operations. Net earnings increased due to higher profit from increased net sales, a $52 million decrease in restructuring, impairment, and transaction-related charges (including a $24 million net gain from the sale of businesses) and a $25 million gain from the sale and leaseback of the Chalfont, Penn. and West Allis, Wis. production facilities. These increases were partially offset by $39 million of non-recurring temporary cost savings in 2020 primarily related to salary reductions and furloughs due to the COVID-19 pandemic, a $12 million benefit in 2020 from a change in the vacation policy, and the negative impact of cost inflation.
•Adjusted EBITDA — Adjusted EBITDA was $190 million in the nine months ended September 30, 2021, as compared to $196 million in the same period in 2020. The $6 million decrease was due to $39 million of temporary COVID-19 pandemic related cost savings in 2020, a $12 million benefit in 2020 from a change in the vacation policy, and the negative impact of cost inflation, partially offset by higher profit from increased net sales and a $9 million net gain from property insurance claims.

•Net Cash Provided by Operating Activities — Net cash provided by operating activities decreased by $85 million to $22 million for the nine months ended September 30, 2021, as compared to $107 million in the same period in 2020, primarily due to higher working capital to support the seasonal net sales growth and strategically increasing paper and materials inventory levels to serve our clients during this period of worldwide supply chain disruption, and $40 million of income tax refunds received during the third quarter of 2020 due to the CARES Tax Act.

•Free Cash Flow — Free Cash Flow decreased by $76 million to negative $20 million for the nine months ended September 30, 2021, as compared to the same period in 2020, primarily due to the decrease in Net Cash Provided by Operating Activities described above, partially offset by a $9 million decrease in capital expenditures. As a reminder, the Company historically generates the majority of its Free Cash Flow in the fourth quarter of the year as seasonal working capital build in the third quarter is realized in the fourth quarter.

•Net Debt — Debt less cash and cash equivalents decreased by $74 million to $799 million as of September 30, 2021, as compared to $873 million at December 31, 2020. The reduction was primarily due to cash generated from asset sales, including the divestiture of QuadExpress, a third-party logistics (3PL) business, and the sale and leaseback of the Chalfont, Penn. and West Allis, Wis. facilities. Over the past 12 months, Net Debt decreased $140 million, representing a 15% reduction in Net Debt. The Debt Leverage Ratio improved 21 basis points to 3.14x at September 30, 2021, from 3.35x at December 31, 2020.

2021 Outlook

The Company reaffirms the following full-year 2021 financial outlook:

2021 Outlook
Annual Net Sales Change (1)	1% to 3% increase
Full-Year Adjusted EBITDA	$240 to $260 million
Year-End Debt Leverage Ratio (2)	Approximately 2.75x
(1) Annual Net Sales Change excludes the Net Sales impact from the divestiture of QuadExpress, which was sold on June 30, 2021.
(2) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA outlook

Dave Honan, Executive Vice President and CFO, concluded: “We achieved strong operational and financial performance in the third quarter as we grew Net Sales, Adjusted EBITDA and Adjusted EBITDA margin despite significant challenges from inflationary costs and supply chain disruptions. As we look to the fourth quarter, our strong sales momentum and continued drive for operational excellence provides us with the confidence to reaffirm our full-year 2021 outlook. Additionally, we are pleased with the continued long-term partnership and support of our bank group as evidenced in the extension of our $1 billion bank debt agreement to November 2026.”

Quarterly Conference Call
Quad will hold a conference call at 10 a.m. ET on Wednesday, November 3, to discuss third quarter and year-to-date 2021 results. As part of the conference call, Quad will conduct a question and answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10161221/eec196c88e. Participants will be given a unique PIN to gain immediate access to the call on November 3, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until December 3, 2021, accessible as follows:

•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 10158830

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the negative impacts the coronavirus (COVID-19) has had and will continue to have on the Company’s business, financial condition, cash flows, results of operations and supply chain, as well as the global economy in general (including future uncertain impacts); the impact of decreasing demand for printed materials and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of increases in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper and the materials to manufacture ink; the impact of inflationary cost pressures and supply chain shortages; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of increased business complexity as a result of the Company’s transformation to a marketing solutions partner; the impact negative publicity could have on our business; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of changing future economic conditions; the fragility and decline in overall distribution channels; the impact of changes in postal rates, service levels or regulations, including delivery delays due to ongoing COVID-19 impacts on daily operational staffing at the United States Postal Service; the failure to attract and retain qualified talent across the enterprise; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, gain from sale and leaseback, loss from discontinued operations, net of tax, net pension income, loss on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations is defined as earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, gain from sale and leaseback, loss on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad

Quad (NYSE: QUAD) is a worldwide marketing solutions partner that leverages its 50-year heritage of platform excellence, innovation, strong culture and social purpose to create a better way for its clients, employees and communities. The Company’s integrated marketing platform helps brands and marketers reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives the Company to continuously evolve its offering, combined with leading-edge technology and single-source simplicity, the Company has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing, consumer technology, consumer packaged goods, financial services, insurance, healthcare and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QUAD.com.

Investor Relations Contact
Katie Krebsbach
Investor Relations Manager, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact
Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2021	2020
Net sales	$706.1	$679.3
Cost of sales	574.1	543.3
Selling, general and administrative expenses	68.7	75.1
Gain from sale and leaseback	(10.8)	—
Depreciation and amortization	38.7	44.8
Restructuring, impairment and transaction-related charges	7.4	9.8
Total operating expenses	678.1	673.0
Operating income from continuing operations	28.0	6.3
Interest expense	15.0	17.9
Net pension income	(3.4)	(2.7)
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	16.4	(8.9)
Income tax expense (benefit)	2.3	(12.0)
Earnings from continuing operations before equity in (earnings) loss of unconsolidated entity	14.1	3.1
Equity in (earnings) loss of unconsolidated entity	(0.2)	0.4
Net earnings from continuing operations	14.3	2.7
Loss from discontinued operations, net of tax	—	(1.1)
Net earnings	14.3	1.6
Less: net earnings attributable to noncontrolling interests	—	—
Net earnings attributable to Quad common shareholders	$14.3	$1.6

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$0.28	$0.05
Discontinued operations	—	(0.02)
Basic earnings (loss) per share attributable to Quad common shareholders	$0.28	$0.03

Diluted:
Continuing operations	$0.27	$0.05
Discontinued operations	—	(0.02)
Diluted earnings (loss) per share attributable to Quad common shareholders	$0.27	$0.03

Weighted average number of common shares outstanding
Basic	51.3	50.7
Diluted	53.1	51.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2021	2020
Net sales	$2,105.8	$2,086.3
Cost of sales	1,688.1	1,651.9
Selling, general and administrative expenses	229.3	238.0
Gains from sale and leaseback	(24.5)	—
Depreciation and amortization	119.3	138.9
Restructuring, impairment and transaction-related charges	(3.4)	49.0
Total operating expenses	2,008.8	2,077.8
Operating income from continuing operations	97.0	8.5
Interest expense	45.1	52.2
Net pension income	(11.0)	(8.0)
Loss on debt extinguishment	—	1.8
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	62.9	(37.5)
Income tax expense (benefit)	4.1	(17.5)
Earnings (loss) from continuing operations before equity in (earnings) loss of unconsolidated entity	58.8	(20.0)
Equity in (earnings) loss of unconsolidated entity	(0.1)	0.9
Net earnings (loss) from continuing operations	58.9	(20.9)
Loss from discontinued operations, net of tax	—	(13.6)
Net earnings (loss)	58.9	(34.5)
Less: net loss attributable to noncontrolling interests	—	(0.2)
Net earnings (loss) attributable to Quad common shareholders	$58.9	$(34.3)

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$1.15	$(0.41)
Discontinued operations	—	(0.27)
Basic earnings (loss) per share attributable to Quad common shareholders	$1.15	$(0.68)

Diluted:
Continuing operations	$1.12	$(0.41)
Discontinued operations	—	(0.27)
Diluted earnings (loss) per share attributable to Quad common shareholders	$1.12	$(0.68)

Weighted average number of common shares outstanding
Basic	51.3	50.6
Diluted	52.8	50.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2021 and December 31, 2020
(in millions)
(UNAUDITED)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$27.4	$55.2
Receivables, less allowance for credit losses	392.5	399.1
Inventories	240.9	170.2
Prepaid expenses and other current assets	82.2	54.7
Total current assets	743.0	679.2
Property, plant and equipment—net	746.6	884.2
Operating lease right-of-use assets—net	109.0	81.0
Goodwill	86.4	103.0
Other intangible assets—net	82.0	104.3
Equity method investment in unconsolidated entity	2.5	2.6
Other long-term assets	72.5	73.4
Total assets	$1,842.0	$1,927.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$341.3	$320.0
Other current liabilities	237.8	310.8
Short-term debt and current portion of long-term debt	258.5	20.7
Current portion of finance lease obligations	2.2	2.8
Current portion of operating lease obligations	27.9	28.4
Total current liabilities	867.7	682.7
Long-term debt	563.8	902.7
Finance lease obligations	1.6	2.0
Operating lease obligations	83.1	54.5
Deferred income taxes	9.5	4.2
Other long-term liabilities	171.6	196.8
Total liabilities	1,697.3	1,842.9

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	838.1	833.1
Treasury stock, at cost	(13.6)	(13.1)
Accumulated deficit	(507.0)	(566.0)
Accumulated other comprehensive loss	(174.2)	(171.3)
Quad’s shareholders’ equity	144.7	84.1
Noncontrolling interests	—	0.7
Total shareholders’ equity and noncontrolling interests	144.7	84.8
Total liabilities and shareholders’ equity	$1,842.0	$1,927.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2021 and 2020
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net earnings (loss)	$58.9	$(34.5)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	119.3	138.9
Impairment charges	2.0	15.7
Settlement charges on pension plans	0.8	—
Loss on debt extinguishment	—	1.8
Stock-based compensation	6.6	8.2
Gain from property insurance claims	(13.3)	(4.2)
Gain on the sale or disposal of property, plant and equipment	(34.4)	(2.3)
Gain on the sale of businesses	(20.9)	(0.1)
Deferred income taxes	3.9	27.2
Other non-cash adjustments to net loss	2.2	2.8
Changes in operating assets and liabilities—net of acquisitions and divestitures	(103.0)	(46.1)
Net cash provided by operating activities	22.1	107.4

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(41.6)	(50.7)
Cost investment in unconsolidated entities	(0.9)	(0.5)
Proceeds from the sale of property, plant and equipment	67.1	6.0
Proceeds from the sale of businesses	39.0	47.1
Proceeds from property insurance claims	4.0	4.8
Acquisition of businesses—net of cash acquired	—	(2.0)
Other investing activities	(0.2)	2.3
Net cash provided by investing activities	67.4	7.0

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	1.0
Payments of long-term debt	(109.1)	(69.5)
Payments of finance lease obligations	(2.4)	(6.5)
Borrowings on revolving credit facilities	214.1	341.9
Payments on revolving credit facilities	(207.2)	(347.3)
Payments of debt issuance costs and financing fees	—	(2.7)
Changes in ownership of noncontrolling interests	(1.9)	(6.4)
Equity awards redeemed to pay employees’ tax obligations	(1.1)	(1.0)
Payment of cash dividends	(1.4)	(9.5)
Other financing activities	(8.1)	0.1
Net cash used in financing activities	(117.1)	(99.9)

Effect of exchange rates on cash and cash equivalents	(0.2)	(0.3)
Net (decrease) increase in cash and cash equivalents	(27.8)	14.2
Cash and cash equivalents at beginning of period	55.2	78.7
Cash and cash equivalents at end of period	$27.4	$92.9

The Condensed Consolidated Statements of Cash Flows include the cash flows related to the discontinued United States Book business for the nine months ended September 30, 2020.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2021 and 2020
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss) from Continuing Operations	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended September 30, 2021
United States Print and Related Services	$624.3	$36.1	$7.3
International	81.8	3.6	0.1
Total operating segments	706.1	39.7	7.4
Corporate	—	(11.7)	—
Total	$706.1	$28.0	$7.4

Three months ended September 30, 2020
United States Print and Related Services	$607.2	$20.0	$3.8
International	72.1	(1.7)	5.2
Total operating segments	679.3	18.3	9.0
Corporate	—	(12.0)	0.8
Total	$679.3	$6.3	$9.8

Nine months ended September 30, 2021
United States Print and Related Services	$1,869.8	$124.4	$(6.1)
International	236.0	8.1	1.8
Total operating segments	2,105.8	132.5	(4.3)
Corporate	—	(35.5)	0.9
Total	$2,105.8	$97.0	$(3.4)

Nine months ended September 30, 2020
United States Print and Related Services	$1,870.3	$44.6	$38.0
International	216.0	(2.1)	9.3
Total operating segments	2,086.3	42.5	47.3
Corporate	—	(34.0)	1.7
Total	$2,086.3	$8.5	$49.0
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss) from continuing operations.

The segment information contained in the above table does not include the operating results related to the discontinued United States Book business for the three and nine months ended September 30, 2020.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2021 and 2020
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2021	2020
Net earnings attributable to Quad common shareholders	$14.3	$1.6
Interest expense	15.0	17.9
Income tax expense (benefit)	2.3	(12.0)
Depreciation and amortization	38.7	44.8
EBITDA (Non-GAAP)	$70.3	$52.3
EBITDA Margin (Non-GAAP)	10.0%	7.7%

Restructuring, impairment and transaction-related charges (1)	7.4	9.8
Gain from sale and leaseback (2)	(10.8)	—
Loss from discontinued operations, net of tax (3)	—	1.1
Net pension income (4)	(3.4)	(2.7)
Other (5)	0.6	0.2
Adjusted EBITDA (Non-GAAP)	$64.1	$60.7
Adjusted EBITDA Margin (Non-GAAP)	9.1%	8.9%
______________________________
(1)Operating results from continuing operations for the three months ended September 30, 2021 and 2020, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2021	2020
Employee termination charges (a)	$1.0	$3.3
Impairment charges (b)	0.3	—
Transaction-related charges (c)	—	0.9
Integration costs (d)	—	0.2
Other restructuring charges (e)	6.1	5.4
Restructuring, impairment and transaction-related charges	$7.4	$9.8
______________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses.
(2)The Company executed a sale and leaseback of its West Allis, Wisconsin facility resulting in a $10.8 million gain during the three months ended September 30, 2021.
(3)Loss from discontinued operations, net of tax, for the three months ended September 30, 2020, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP. The Company successfully completed the sale of its United States Book business in 2020.
(4)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.

(5)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2021 and 2020
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2021	2020
Net earnings (loss) attributable to Quad common shareholders	$58.9	$(34.3)
Interest expense	45.1	52.2
Income tax expense (benefit)	4.1	(17.5)
Depreciation and amortization	119.3	138.9
EBITDA (Non-GAAP)	$227.4	$139.3
EBITDA Margin (Non-GAAP)	10.8%	6.7%

Restructuring, impairment and transaction-related charges (1)	(3.4)	49.0
Gains from sale and leaseback (2)	(24.5)	—
Loss from discontinued operations, net of tax (3)	—	13.6
Net pension income (4)	(11.0)	(8.0)
Loss on debt extinguishment (5)	—	1.8
Other (6)	1.1	0.3
Adjusted EBITDA (Non-GAAP)	$189.6	$196.0
Adjusted EBITDA Margin (Non-GAAP)	9.0%	9.4%
______________________________
(1)Operating results from continuing operations for the nine months ended September 30, 2021 and 2020, were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2021	2020
Employee termination charges (a)	$8.5	$25.4
Impairment charges (b)	2.0	4.2
Transaction-related charges (c)	0.4	1.7
Integration costs (d)	—	1.3
Other restructuring charges (income) (e)	(14.3)	16.4
Restructuring, impairment and transaction-related charges	$(3.4)	$49.0
______________________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains or losses on the sale of facilities and businesses. A $20.9 million gain on the sale of a business and a $2.9 million loss on the sale of a business were included in other restructuring charges during the nine months ended September 30, 2021 and 2020, respectively.
(2)The Company executed sale and leaseback transactions of its Chalfont, Pennsylvania and West Allis, Wisconsin facilities resulting in $24.5 million in gains during the nine months ended September 30, 2021.
(3)Loss from discontinued operations, net of tax, for the nine months ended September 30, 2020, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP. The Company successfully completed the sale of its United States Book business in 2020.

(4)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.
(5)The $1.8 million loss on debt extinguishment recorded during the nine months ended September 30, 2020, primarily relates to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022.
(6)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2021 and 2020
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2021	2020
Net cash provided by operating activities	$22.1	$107.4

Less: purchases of property, plant and equipment	(41.6)	(50.7)

Free Cash Flow (Non-GAAP)	$(19.5)	$56.7
______________________________

The above calculation of Free Cash Flow includes the cash flows related to the discontinued United States Book business for the nine months ended September 30, 2020.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of September 30, 2021 and December 31, 2020
(in millions, except ratio)
(UNAUDITED)

	September 30, 2021		December 31, 2020
Total debt and finance lease obligations on the condensed consolidated balance sheets	$826.1		$928.2
Less: Cash and cash equivalents	27.4		55.2
Net Debt (Non-GAAP)	$798.7		$873.0

Divided by: trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$254.0		$260.4

Debt Leverage Ratio (Non-GAAP)	3.14	x	3.35	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2021, and December 31, 2020, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2020 (a)	September 30, 2021	September 30, 2020	September 30, 2021
Net earnings (loss) attributable to Quad common shareholders	$(128.3)	$58.9	$(34.3)	$(35.1)
Interest expense	68.8	45.1	52.2	61.7
Income tax expense (benefit)	0.3	4.1	(17.5)	21.9
Depreciation and amortization	181.6	119.3	138.9	162.0
EBITDA (Non-GAAP)	$122.4	$227.4	$139.3	$210.5
Restructuring, impairment and transaction-related charges	124.1	(3.4)	49.0	71.7
Loss from discontinued operations, net of tax	21.9	—	13.6	8.3
Net pension income	(10.5)	(11.0)	(8.0)	(13.5)
Gains from sale and leaseback	—	(24.5)	—	(24.5)
Loss on debt extinguishment	1.8	—	1.8	—
Other (b)	0.7	1.1	0.3	1.5
Adjusted EBITDA (Non-GAAP)	$260.4	$189.6	$196.0	$254.0
______________________________
(a)Financial information for the year ended December 31, 2020, is included as reported in the Company’s 2020 Annual Report on Form 10-K filed with the SEC on February 24, 2021.
(b)Other is comprised of equity in (earnings) loss of unconsolidated entity, Adjusted EBITDA for unconsolidated equity method investments and net earnings (loss) attributable to noncontrolling interests.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Three Months Ended September 30, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2021	2020
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	$16.4	$(8.9)

Restructuring, impairment and transaction-related charges	7.4	9.8
Gain from sale and leaseback	(10.8)	—
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	13.0	0.9

Income tax expense at 25% normalized tax rate	3.3	0.2
Adjusted net earnings from continuing operations (Non-GAAP)	$9.7	$0.7

Basic weighted average number of common shares outstanding	51.3	50.7
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.8	0.4
Diluted weighted average number of common shares outstanding (Non-GAAP)	53.1	51.1

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.18	$0.01

Diluted earnings (loss) per share from continuing operations (GAAP)	$0.27	$0.05
Restructuring, impairment and transaction-related charges per share	0.13	0.19
Gain from sale and leaseback per share	(0.20)	—
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.04	(0.23)
Income tax expense at 25% normalized tax rate per share	(0.06)	—
Other items from condensed consolidated statement of operations per share (2)	—	—
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.18	$0.01
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) gain from sale and leaseback; (iv) loss on debt extinguishment; (v) discrete income tax items; (vi) equity in loss of unconsolidated entity; and (vii) net earnings (loss) attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted loss per share impacts of equity in (earnings) loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Nine Months Ended September 30, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2021	2020
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	$62.9	$(37.5)

Restructuring, impairment and transaction-related charges	(3.4)	49.0
Gains from sale and leaseback	(24.5)	—
Loss on debt extinguishment	—	1.8
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	35.0	13.3

Income tax expense at 25% normalized tax rate	8.8	3.3
Adjusted net earnings from continuing operations (Non-GAAP)	$26.2	$10.0

Basic weighted average number of common shares outstanding	51.3	50.6
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.5	0.4
Diluted weighted average number of common shares outstanding (Non-GAAP)	52.8	51.0

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.50	$0.20

Diluted earnings (loss) per share from continuing operations (GAAP)	$1.12	$(0.41)
Restructuring, impairment and transaction-related charges per share	(0.07)	0.96
Gains from sale and leaseback per share	(0.46)	—
Loss on debt extinguishment per share	—	0.04
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.08	(0.34)
Income tax expense at 25% normalized tax rate per share	(0.17)	(0.06)
Other items from condensed consolidated statement of operations per share (2)	—	0.01
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.50	$0.20
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results of operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) gain from sale and leaseback; (iv) loss on debt extinguishment; (v) discrete income tax items; (vi) equity in loss of unconsolidated entity; and (vii) net earnings attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted loss per share impacts of equity in (earnings) loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.